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                                                                  EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


   We consent to the incorporation by reference in the Registration Statement of California Energy Company, Inc. (the "Company") on Form S-3 of our report dated March 10, 1995 on our audits of the consolidated financial statements of Magma Power Company and subsidiaries as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 which report is included in the Company's Form 8-K dated May 16, 1995. We also consent to the reference to our Firm under the caption "Experts."

COOPERS & LYBRAND L.L.P.
San Diego, California
July 13, 1995